UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (January 16, 2024)

DAY ONE BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40431	83-2415215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 501
Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 484-0899

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAWN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On January 16, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Day One Biopharmaceuticals, Inc. (the “Company”), the Board increased the size of the Board to ten directors and appointed each of Habib J. Dable and William Grossman as a Class III and Class II director, respectively, effective as of January 17, 2024 (the “Effective Date”).

In connection with his appointment as a non-employee director of the Board, and in accordance with the Company’s current compensation policy for non-employee directors (the “Compensation Policy”), the Board granted to each of Mr. Dable and Dr. Grossman a stock option to purchase shares of the Company’s common stock with an aggregate value of $588,000, calculated in accordance with the Compensation Policy (the “Initial Grants”). The Initial Grants shall vest monthly over three years, beginning on the one-month anniversary of the Effective Date, subject, however, to each of Mr. Dable’s and Dr. Grossman’s respective continued service on the Board on each vesting date.

Pursuant to the Compensation Policy, on the date of each annual meeting of the Company’s stockholders, each non-employee director who is serving on the Board prior to, and will continue to serve on the Board following, such meeting is entitled to an annual stock option grant for shares of the Company’s common stock with an aggregate value of $294,000 (the “Annual Grant”), calculated in accordance with the Compensation Policy. Each of Mr. Dable and Dr. Grossman will be eligible for Annual Grants, provided, that, he satisfies the requirements set forth in the Compensation Policy, including the service requirements.

The Initial Grant and any Annual Grants awarded to each of Mr. Dable and Dr. Grossman will be issued under the Company’s 2021 Equity Incentive Plan and will accelerate in full upon a change of control. Each of Mr. Dable and Dr. Grossman will also be entitled to the applicable annual cash retainer paid to non-employee directors under the Compensation Policy.

The Company has entered into its standard form of indemnification agreement with each of Mr. Dable and Dr. Grossman. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333-255754) filed with the Securities and Exchange Commission on May 26, 2021 and is incorporated by reference herein.

There are no arrangements or understandings between either of Mr. Dable and Dr. Grossman and any other persons, pursuant to which Mr. Dable or Dr. Grossman was selected as a member of the Board. There are also no family relationships among any of the Company’s other directors or executive officers and either of Mr. Dable and Dr. Grossman. Neither Mr. Dable nor Dr. Grossman has any other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 17, 2024, the Company issued a press release announcing the appointments disclosed above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 to this report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 17, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DAY ONE BIOPHARMACEUTICALS, INC.

Date: January 17, 2024	By:	/s/ Charles N. York II, M.B.A.
Charles N. York II, M.B.A.
Chief Operating Officer and Chief Financial Officer